                                                                    Exhibit 99.1



[CENTURY BUSINESS SERVICES, INC. LOGO]                           PRESS
                                                                    RELEASE







FOR IMMEDIATE RELEASE                  CONTACT:  WARE H. GROVE
                                                 Chief Financial Officer
                                                 -or-
                                                 LORI NOVICKIS
                                                 Century Business Services, Inc.
                                                 Cleveland, Ohio
                                                 (216) 447-9000



                     CBIZ REPORTS FIRST-QUARTER 2004 RESULTS
               SAME UNIT REVENUE GROWS 4.2%; NET EARNINGS UP 14.3%

Cleveland, Ohio (April 27, 2004)--CBIZ (Century Business Services, Inc.) (NASDAQ: CBIZ) today announced its financial results for the first quarter of 2004.

CBIZ reported revenue of $148.0 million for the first quarter ended March 31, 2004, an increase of 2.2% over the $144.8 million recorded for the first quarter of 2003. Same-unit revenue for the quarter increased 4.2%, or by $5.8 million. Since the beginning of 2003, newly acquired businesses have contributed $2.5 million to revenue. Divestitures that have occurred since a year ago resulted in a revenue decline of $5.1 million. CBIZ posted net income from continuing operations for the quarter of $11.6 million, or $0.13 per diluted share, up 14.3% from the $10.2 million, or $0.10 per diluted share, recorded for the first quarter of 2003.

As of March 31, 2004, bank debt stood at $23.4 million compared with $14.0 million at the end of the fourth quarter and $17.0 million a year earlier. At the end of the first quarter, the debt-to-equity ratio was 8.1%. During the first quarter CBIZ commenced a Tender Offer which was successfully concluded in April, 2004 with the purchase of 7.5 million shares. The total paid was $37.5 million which was funded through borrowings from the Company's credit facility.

"Results for the first quarter of 2004 are in line with our expectations with continued growth in revenue, margin and net income," remarked Steven L. Gerard, Chairman and Chief Executive Officer. "The strength of our balance sheet combined with our strong cash flow has allowed us to successfully conclude our second tender offer within the past twelve months. Combined with the tender offer concluded last July, CBIZ has now purchased approximately 17.5 million shares, or approximately 18% of the outstanding shares at prices ranging between $3.30 and $5.00 per share within the past year. Our positive cash flow has enabled us to accomplish these accretive transactions and continue to support the growth of the business," concluded Gerard.

        6050 Oak Tree Boulevard, South - Suite 500 - Cleveland, OH 44131
                  - Phone (216) 447-9000 - Fax (216) 447-9007

CBIZ will host a conference call later this morning to discuss its results. The call will be webcast in a listen-only mode over the Internet for the media and the public, and can be accessed at www.cbiz.com. Investors and analysts can participate in the conference call by dialing 1-866-297-6391 several minutes before 11:00 a.m. (ET). If you are dialing from outside the United States, dial 1-847-944-7313. A replay of the call will be available starting at 1:00 p.m.
(ET) April 27 through midnight (ET), April 30, 2004. The dial-in number for the replay is 1-877-213-9653. If you are listening from outside the United States, dial 1-630-652-3041. The access code for the replay is 8770537. A replay of the webcast will also be available on the Company's web site at www.cbiz.com.

CBIZ is a provider of outsourced business services to small and medium-sized companies throughout the United States. As the largest benefits specialist and one of the largest accounting, valuation and medical practice management companies in the United States, CBIZ provides integrated services in the following areas: accounting and tax; employee benefits; wealth management; property and casualty insurance; payroll; IS consulting; and HR consulting. CBIZ also provides valuation; litigation advisory; government relations; commercial real estate advisory; wholesale life and group insurance; healthcare consulting; medical practice management; worksite marketing; and capital advisory services. These services are provided throughout a network of more than 160 Company offices in 34 states and the District of Columbia.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company's ability to adequately manage its growth; the Company's dependence on the current trend of outsourcing business services; the Company's dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting its insurance business or its business services operations. A more detailed description of such risks and uncertainties can be found in the Company's filings with the Securities and Exchange Commission.

  For further information regarding CBIZ, call the Investor Relations Office at
                            (216) 447-9000 or visit
                                 www.cbiz.com.
                                 -------------

        6050 Oak Tree Boulevard, South - Suite 500 - Cleveland, OH 44131
                  - Phone (216) 447-9000 - Fax (216) 447-9007

                        CENTURY BUSINESS SERVICES, INC.
                        FINANCIAL HIGHLIGHTS (UNAUDITED)
                   THREE MONTHS ENDED MARCH 31, 2004 AND 2003
             (IN THOUSANDS, EXCEPT PERCENTAGES AND PER SHARE DATA)

                                                                                       THREE MONTHS ENDED
                                                                                            MARCH 31,
                                                                 -------------------------------------------------------------
                                                                    2004                %            2003                 %
                                                                 ---------            -----        ---------            -----
Revenue ...................................................      $ 147,977            100.0%       $ 144,758            100.0%

Operating expenses ........................................        119,336             80.6%         116,692             80.6%
                                                                 ---------            -----        ---------            -----
Gross margin ..............................................         28,641             19.4%          28,066             19.4%

Corporate general and administrative expense ..............          5,315              3.6%           5,249              3.6%
Depreciation and amortization expense .....................          3,987              2.7%           4,272              3.0%
                                                                 ---------            -----        ---------            -----
Operating income ..........................................         19,339             13.1%          18,545             12.8%

Other income (expense):
   Interest expense .......................................           (240)            -0.2%            (323)            -0.2%
   Gain on divested operations, net .......................            383              0.3%             -                0.0%
   Other income (expense), net ............................            472              0.3%            (538)            -0.4%
                                                                 ---------            -----        ---------            -----
           Total other income (expense), net ..............            615              0.4%            (861)            -0.6%

Income from continuing operations before income tax expense         19,954             13.5%          17,684             12.2%

Income tax expense ........................................          8,341                             7,525
                                                                 ---------            -----        ---------            -----

Income from continuing operations .........................         11,613              7.8%          10,159              7.0%

Loss from operations of discontinued businesses, net of tax            (32)                             (158)
                                                                 ---------            -----        ---------            -----
Net income ................................................      $  11,581              7.8%       $  10,001              6.9%
                                                                 =========                         =========

Diluted earnings per share:
   Continuing operations ..................................      $    0.13                         $    0.10
   Discontinued operations ................................              -                                 -
                                                                 ---------                         ---------
   Net income .............................................      $    0.13                         $    0.10
                                                                 =========                         =========

   Diluted shares outstanding .............................         87,912                            96,956

OTHER DATA FROM CONTINUING OPERATIONS:
EBIT(1) ...................................................      $  19,811                         $  19,632
EBITDA(1) .................................................      $  23,798                         $  23,904

(1) EBIT represents income from continuing operations before income taxes, interest expense, gain on divested operations, and impairment charges for a note receivable related to the divestiture of an operation in 1997. Impairment charges for the three months ended March 31, 2004 and 2003 were $0 and $1,625, respectively.

    EBITDA represents EBIT as defined above before depreciation and amortization expense. The Company has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles (GAAP).

        6050 Oak Tree Boulevard, South - Suite 500 - Cleveland, OH 44131
                  - Phone (216) 447-9000 - Fax (216) 447-9007

                        CENTURY BUSINESS SERVICES, INC.
                        FINANCIAL HIGHLIGHTS (UNAUDITED)
                 (IN THOUSANDS, EXCEPT PERCENTAGES AND RATIOS)

                                                            THREE MONTHS ENDED
                                                                 MARCH 31,
                                                        --------------------------
                                                           2004             2003
                                                        ---------        ---------
REVENUE
Accounting, Tax & Advisory Services ..............      $  70,730        $  68,974
Benefits & Insurance Services ....................         38,040           39,881
National Practices - Other .......................         18,667           18,325
Medical Practice Management ......................         20,540           17,578


   Total .........................................      $ 147,977        $ 144,758


GROSS MARGIN
Accounting, Tax & Advisory Services ..............      $  21,392        $  21,068
Benefits & Insurance Services ....................          5,915            7,798
National Practices - Other .......................          2,160             (742)
Medical Practice Management ......................          3,143            2,423

   Total (1)......................................      $  28,641        $  28,066

                      SELECT BALANCE SHEET DATA AND RATIOS

                                                        MARCH 31,       DECEMBER 31,
                                                           2004             2003
                                                        ---------        ---------
Cash and cash equivalents ........................      $   3,344        $   3,791
Restricted cash ..................................      $  10,357        $  10,880
Accounts receivable, net .........................      $ 134,255        $ 111,556
Total current assets before funds held for clients      $ 162,006        $ 139,840
Funds held for clients ...........................      $  45,068        $  44,917
Goodwill and other intangible assets .............      $ 168,696        $ 167,280

TOTAL ASSETS .....................................      $ 428,582        $ 402,145

Current liabilities before client fund obligations      $  65,150        $  63,487
Client fund obligations ..........................      $  45,068        $  44,917
Bank debt ........................................      $  23,400        $  14,000

TOTAL LIABILITIES ................................      $ 138,629        $ 124,307

Treasury stock ...................................      $ (35,087)       $ (35,087)

TOTAL STOCKHOLDERS' EQUITY .......................      $ 289,953        $ 277,838

Bank debt to equity ..............................            8.1%             5.0%
Days sales outstanding(2) ........................             86               82

Shares outstanding ...............................         85,532           85,371
                                                        =========        =========
Basic shares outstanding .........................         85,437           90,400
                                                        =========        =========
Diluted shares outstanding .......................         87,912           92,762
                                                        =========        =========

(1) Includes operating expenses recorded by corporate and not directly allocated to the business units of $3,969 and $2,481 for the three months ended March 31, 2004, and 2003, respectively.

(2) Days sales outstanding (DSO) represent accounts receivable at the end of the period (before the allowance for doubtful accounts) divided by daily revenue (year-to-date revenue divided by number of days in the period). The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles (GAAP).

        6050 Oak Tree Boulevard, South - Suite 500 - Cleveland, OH 44131
                  - Phone (216) 447-9000 - Fax (216) 447-9007